UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2025

374WATER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive Offices)(Zip Code)

(440) 601-9677

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2025, 374Water Inc. (the “Company”), entered into a letter agreement (the “Agreement”) with Mr. Yaacov (Kobe) Nagar.

Pursuant to the Agreement, Ms. Deanna Rene Estes will tender her resignation as a member of the Board of Directors of the Company (the “Board”), which resignation shall be effective following and no later than the date that the inspector of elections for the 2025 Special Meeting of Stockholders of the Company held on December 15, 2025 (the “Special Meeting”) certifies that the Company’s stockholders approved and adopted by the requisite vote the Reverse Stock Split Proposal as defined in the definitive proxy statement of the Company furnished to stockholders of the Company in connection with the Special Meeting, which was filed with the U.S. Securities and Exchange Commission on November 3, 2025.

Further, pursuant to the Agreement, the Company agreed, among other things, to identify three candidates to be appointed to the Board (the “Candidates”), each of whom shall be mutually acceptable to the Company and Mr. Nagar, among other qualifications. Upon the identification of certain Candidates as provided in the Agreement, each of Messrs. Buddie Joe (BJ) Penn and James Vanderhider have agreed to resign as members of the Board.

The Company also agreed that if the Reverse Stock Split Proposal is approved and adopted by the requisite vote of the Company’s stockholders at the Special Meeting, the reverse stock split contemplated by the Reverse Stock Split Proposal will effected at a ratio of 1-for-10 shares.

In addition, pursuant to the Agreement, Mr. Nagar has agreed to abide by certain voting commitments. Specifically, Mr. Nagar has agreed to, or his representatives will, appear in person or by proxy at the Special Meeting and to vote all shares of common stock of the Company beneficially owned in accordance with the Board’s recommendations with respect to all proposals submitted to stockholders at the Special Meeting.

The Agreement will remain effective until the earlier of (i) the appointment of the third Candidate contemplated in the Agreement and (ii) the date that is thirty (30) calendar days following written notice of a breach of the Agreement from the non-breaching party, subject to certain conditions as described in the Agreement.

A copy of the Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 14, 2025, by and between 374Water Inc. and Yaacov (Kobe) Nagar.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2025	374WATER INC.

	By:	/s/ Stephen J. Jones
	Name:	Stephen J. Jones
	Title:	Interim President and Chief Executive Officer

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